Exhibit 3.11

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “MBOW FOUR STAR, L.L.C.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SEVENTH DAY OF JANUARY, A.D. 2004, AT 7:51 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE EIGHTH DAY OF JANUARY, A.D. 2004, AT 6:25 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE NINETEENTH DAY OF JULY, A.D. 2004, AT 5:57 O’CLOCK P.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “MBOW FOUR STAR CORPORATION” TO “MBOW FOUR STAR, L.L.C”, FILED THE TWENTY-FIRST DAY OF MAY, A.D. 2012, AT 4:39 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE TWENTY-SECOND DAY OF MAY, A.D. 2012, AT 12:01 O’CLOCK A.M.

CERTIFICATE OF FORMATION, FILED THE TWENTY-FIRST DAY OF MAY, A.D. 2012, AT 4:39 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION	:	9768725

	DATE	:	08-09-12
3749729 8100H

120919845

You may verify this certificate online

at corp.delaware.gov/authver.shtml

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THE AFORESAID CERTIFICATE OF FORMATION IS THE TWENTY-SECOND DAY OF MAY, A.D. 2012, AT 12:01 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “MBOW FOUR STAR, L.L.C.”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION	:	9768725

	DATE	:	08-09-12
3749729 8100H

120919845

You may verify this certificate online

at corp.delaware.gov/authver.shtml

2

CERTIFICATE OF INCORPORATION

OF

MBOW FOUR STAR CORPORATION

THE UNDERSIGNED, A NATURAL PERSON (THE “SOLE INCORPORATOR”), FOR THE PURPOSE OF ORGANIZING A CORPORATION TO CONDUCT THE BUSINESS AND PROMOTE THE PURPOSES HEREINAFTER STATED, UNDER THE PROVISIONS AND SUBJECT TO THE REQUIREMENTS OF THE LAWS OF THE STATE OF DELAWARE HEREBY CERTIFIES THAT:

ARTICLE I

The name of the corporation is MBOW Four Star Corporation (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington 19801, County of New Castle. The name of the Corporation’s registered agent in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III

The purposes of the Corporation are to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV

The Corporation is to have perpetual existence.

ARTICLE V

SECTION 1. The corporation is authorized to issue one class of stock to be designated, “Common Stock.” The total number of shares of Common Stock which the Corporation shall have authority to issue is 1,000 shares, par value $0.01 per share.

SECTION 2. Each share of Common Stock of the Corporation shall have identical privileges in every respect. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Dividends may be paid on the Common Stock out of assets legally available for dividends, but only at such times and in such amounts as the Board of Directors shall determine

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:10 PM 01/07/2004
FILED 07:51 PM 01/07/2004
SRV 040012431 - 3749729 FILE

and declare. Upon the dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

ARTICLE VI

SECTION 1.     The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors of the Corporation shall be fixed from time to time by this Certificate of Incorporation or pursuant to the Bylaws of the Corporation. The number of directors of the Corporation shall not be less than one (1) nor more than nine (9). All directors of the Corporation shall hold office until their resignation or removal or until their successors are duly elected and qualified.

SECTION 2.    Election of directors need not be by written ballot unless the Bylaws shall so provide. No holders of Common Stock of the Corporation shall have any rights to cumulate votes in the election of directors.

ARTICLE VII

In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation or adopt new bylaws, without any action on the part of the stockholders; provided, however, that no such adoption, amendment, or repeal shall be valid with respect to Bylaw provisions that have been adopted, amended, or repealed by the stockholders; and further provided, that Bylaws adopted or amended by the Board of Directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.

ARTICLE VIII

SECTION 1.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended after the date hereof to authorize action by corporations organized pursuant to the DGCL to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

SECTION 2.

(a)           Each person who was or is made a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether of a civil, criminal, administrative or investigative nature (a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, whether the basis of such Proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent permissible under Delaware law, as the same exists or may hereafter exist in the future (but, in the case of any future change, only to the extent that such change permits the Corporation to provide broader indemnification rights than the law permitted prior to such change), against all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

(b)           The Corporation shall pay expenses actually incurred by a director or officer in connection with any Proceeding in advance of its final disposition; provided, however, that if Delaware law then requires, the payment of such expenses incurred in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

(c)           If a claim under paragraph (a) of this Section 2 of this Article VIII is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the claimant is permissible in the circumstances because the claimant has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met the standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the standard of conduct.

SECTION 3.         The Corporation may provide indemnification to employees and agents of the Corporation to the fullest extent permissible under Delaware law.

SECTION 4.         To the extent that any director, officer, employee or agent of the Corporation is, by reason of such position, or position with another entity at the request of the Corporation, a witness in any Proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

SECTION 5.         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

SECTION 6.         The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permissible under Delaware law.

SECTION 7.         Each and every paragraph, sentence, term and provision of this Article VIII is separate and distinct, so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article VIII may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article VIII and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law.

SECTION 8.         Each of the rights conferred on directors and officers of the Corporation by Section 1, 2 and 4 of this Article VIII and on employees or agents of the Corporation by Sections 3 and 4 of this Article VIII shall be a contract right and any repeal or amendment of the provisions of this Article VIII shall not adversely affect any right hereunder of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment and, further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

SECTION 9.         The rights conferred in this Article VIII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE IX

The Corporation reserves the right to amend, add, alter, change, repeal or adopt any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholder of the Corporation herein are granted subject to this reservation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by Joseph M. Brooker, its Sole Incorporator, on this 7th day of January, 2004.

By:	/s/ Joseph M. Brooker
Name:	Joseph M. Brooker
Title:	Sole Incorporator
Medicine Bow Energy Corporation
1225 seventeenth street, suite 1900
Denver, Colorado 80202

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:25 PM 01/08/2004
FILED 06:25 PM 01/08/2004
SRV 040013885 - 3749129 FILE

CERTIFICATE OF MERGER OF

EDISON MISSION ENERGY OIL & GAS

A California Corporation

WITH AND INTO

MBOW FOUR STAR CORPORATION

A Delaware Corporation

MBOW Four Star Corporation, a Delaware corporation, DOES HEREBY CERTIFY AS FOLLOWS in accordance with Section 252 of the Delaware General Corporation Law:

FIRST:           The names of the corporations proposing to merge (the “Constituent Corporations”) and the states under which such corporations are incorporated are as follows:

Name of Corporation	State of Incorporation

Edison Mission Energy Oil & Gas	California
MBOW Four Star Corporation	Delaware

SECOND:     An Agreement and Plan of Merger has been adopted, approved, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252 of the Delaware General Corporation Law (the “Agreement and Plan of Merger”);

THIRD:          The name of the surviving corporation shall be “MBOW Four Star Corporation.”

FOURTH:      The executed Agreement and Plan of Merger is on file at the office of the surviving corporation located at 1225 Seventeenth Street, Suite 1900, Denver, Colorado 80202.

FIFTH:           A copy of the Agreement and Plan of Merger will be furnished upon request and without cost to any stockholder of any Constituent Corporations.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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Executed this 8th day of January, 2004.

ATTEST:	MBOW FOUR STAR CORPORATION

/s/ Joseph M.Brooker	By:	/s/ Mitchell L. Solich
Joseph M.Brooker	Name:	Mitchell L. Solich
Assistant Secretary	Title:	President and Chief Executive Officer

ATTEST:	EDISON MISSION ENERGY OIL & GAS

/s/ Joseph M. Brooker	By:	/s/ Mitchell L. Solich
Joseph M. Brooker	Name:	Mitchell L. Solich
Assistant Secretary	Title:	President and Chief Executive Officer

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State of Delaware
Secretary of State
Division of Corporations
Delivered 06:13 PM 07/19/2004
FILED 05:57 PM 07/19/2004
SRV 040528065 - 3749729 FILE

CERTIFICATE OF MERGER OF

FRONTSTREET FOURSTAR, LLC

A Delaware Limited Liability Company

WITH AND INTO

MBOW FOUR STAR CORPORATION

A Delaware Corporation

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST:           The name of the surviving corporation is MBOW Four Star Corporation, a Delaware corporation, and the name of the limited liability company being merged into this surviving corporation is FrontStreet FourStar, LLC, a Delaware limited liability company.

SECOND:     An Agreement and Plan of Merger has been adopted, approved, certified, executed and acknowledged by each of the surviving corporation and the merging limited liability company;

THIRD:          The name of the surviving corporation is MBOW Four Star Corporation.

FOURTH:      The merger is to become effective upon the filing of this Certificate of Merger with the Delaware Secretary of State.

FIFTH:           A copy of the Agreement and Plan of Merger is on file at the office of the surviving corporation located at 1225 Seventeenth Street, Suite 1900, Denver, Colorado 80202 and will be furnished upon request and without cost to any member or stockholder of either MBOW Four Star Corporation or FrontStreet FourStar, LLC.

SIXTH:          The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by an authorized Officer this 19th day of July, 2004.

MBOW FOUR STAR CORPORATION

By:	/s/ Mitchell L. Solich
Name:	Mitchell L. Solich
Title:	President and Chief Executive Officer

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State of Delaware
Secretary of State
Division of Corporations
Delivered 04:39 PM 05/21/2012
FILED 04:39 PM 05/21/2012
SRV 120602307 - 3749729 FILE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266

OF THE DELAWARE

GENERAL CORPORATION LAW

AND SECTION 18-214 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

This Certificate of Conversion of MBOW Four Star Corporation (the “Corporation”) is being duly executed and filed by an authorized person of the Corporation to convert the Corporation to a Delaware limited liability company in accordance with Section 266 of the Delaware General Corporation Law (the “DGCL”) and Section 18-214 of the Delaware Limited Liability Company Act (the “DLLCA”).

1.             The name of the Corporation set forth in its original Certificate of Incorporation was:

MBOW Four Star Corporation

2.                                       The name of the Corporation immediately prior to filing this Certificate of Conversion was:

MBOW Four Star Corporation

3.             The jurisdiction of the Corporation immediately prior to filing this Certificate of Conversion was:

Delaware

4.             The jurisdiction where the Corporation was first created is:

Delaware

5.             The date the Certificate of Incorporation of the Corporation was filed is:

January 7, 2004

6.                                       The name of the limited liability company (the “LLC”) as set forth in its Certificate of Formation is:

MBOW Four Star, L.L.C.

7.                                       This conversion has been approved in accordance with the provisions of Section 266 of the DGCL and Section 18-214 of the DLLCA.

8.                                       This Certificate of Conversion shall be effective at 12:01 a.m. Eastern Time on May 22, 2012.

IN WITNESS WHEREOF, this Certificate of Conversion has been executed by an authorized person of the Corporation on the 18th day of May, 2012.

By:	/s/ Joseph C. James
Joseph C. James
Authorized Person

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State of Delaware
Secretary of State
Division of Corporations
Delivered 04:39 PM 05/21/2012
FILED 04:39 PM 05/21/2012
SRV 120602307 - 3749729 FILE

CERTIFICATE OF FORMATION

OF

MBOW FOUR STAR, L.L.C.

This Certificate of Formation of MBOW Four Star, L.L.C. (the “LLC”) dated as of May 18, 2012, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C.§§ 18-101, et. seq.

FIRST:	The name of the LLC formed hereby is:

MBOW Four Star, L.L.C.

SECOND:	The address of the registered office of the LLC in the State of Delaware is:

Corporation Trust Center
1209 Orange Street
New Castle County
Wilmington, Delaware 19801

THIRD:	The name and address of the registered agent for service of process on the LLC in the State of Delaware are:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
New Castle County
Wilmington, Delaware 19801

FOURTH:	The Certificate of Formation shall be effective at 12:01a.m. Eastern Time on May 22, 2012.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed, this 18th day of May, 2012.

/s/ Joseph C. James
Joseph C. James
Authorized Person